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                                                                      Exhibit 21

                         Subsidiaries of the Registrant


Biogen Canada, Inc.                             Delaware
Bio Holding I, Inc.                             Delaware
Bio Holding II, Inc.                            Delaware
Biogen Realty Corporation                       Massachusetts
Biogen Realty Limited Partnership               Massachusetts
Biogen Technologies, Inc.                       Delaware
Biogen Australi Pty Ltd                         Australia
Biogen Belgium S.A./NV                          Belgium
Biogen B.V.                                     The Netherlands
Biogen France S.A.                              France
Biogen GmbH                                     Austria
Biogen GmbH                                     Germany
Biogen International B.V.                       The Netherlands
Biogen Investments, Ltd.                        Bermuda
Biogen Japan Ltd.                               Japan
Biogen Limited                                  United Kingdom
Biotech Manufacturing CV                        The Netherlands
Biotech Manufacturing Limited                   Channel Islands
Biogen Norway AS                                Norway
Biogen Sweden AB                                Sweden
Biogen (Denmark) A/S                            Denmark
Biogen Finland Oy                               Finland
Biogen Foreign Sales Company, Ltd               Barbados